As Filed With the Securities and Exchange Commission on November 20, 2012
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZBB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1987014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

ZBB ENERGY CORPORATION 2010 OMNIBUS LONG-TERM INCENTIVE PLAN
 (Full title of plan)

Eric C. Apfelbach
President and Chief Executive Officer
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin  53051
(Name and address of agent for service)
(262) 253-9800
(Telephone number, including area code,
of agent for service)

________________

With a copy to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.
Large accelerated filer  □                                                                               Accelerated filer  □
Non-accelerated  filer   □                                                                      Smaller reporting company  ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2010 Omnibus Long-Term Incentive Plan Common Stock, par value $0.01 per share	4,500,000	$ 0.19	(2)	$ 855,000	$ 116.62
Total Registration Fee	4,500,000			$ 855,000	$ 116.62

______________________

(1)
In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on November 16, 2012 as reported on the NYSE MKT.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by ZBB Energy Corporation, a Wisconsin corporation (the “Company” or “Registrant”), for the purpose of registering 4,500,000 additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for offer and sale under the ZBB Energy Corporation 2010 Omnibus Long-Term Incentive Plan, as amended (the “2010 Plan”), pursuant to an amendment to the 2010 Plan approved by the Company’s stockholders on November 7, 2012 (the “Amendment”). After taking into account the shares added by the Amendment, the aggregate number of shares of Common Stock that may be issued under the 2010 Plan is 8,500,000, which includes 4,000,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-171954, filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2011 (the “Original Registration Statement”). Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents have been filed by ZBB Energy Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on September 19, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on November 13, 2012;

•	Current Reports on Form 8-K filed on July 3, 2012, November 7, 2012 and November 9, 2012 (other than the portions of those documents furnished but deemed not to have been filed); and

•
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on June 13, 2007, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.     Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menomonee Falls, State of Wisconsin, on November 20, 2012.

ZBB ENERGY CORPORATION

By /s/ Eric C. Apfelbach
Eric C. Apfelbach
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric C. Apfelbach and Will Hogoboom his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

	Position	Date
/s/ Eric C. Apfelbach	President and Chief Executive Officer	November 20, 2012
Eric C. Apfelbach	(Principal executive officer) and Director

/s/ Will Hogoboom	Chief Financial Officer (Principal financial officer and Principal accounting officer)	November 20, 2012
Will Hogoboom

/s/ Charles W. Stankiewicz	Executive Vice President, Operations and Director	November 20, 2012
Charles W. Stankiewicz

/s/ Paul F. Koeppe	Chairman and Director	November 20, 2012
Paul F. Koeppe

/s/ Richard A. Abdoo	Director	November 20, 2012
Richard A. Abdoo

/s/ Manfred Birnbaum	Director	November 20, 2012
Manfred Birnbaum

/s/ James H. Ozanne	Director	November 20, 2012
James H. Ozanne

/s/ Richard A. Payne	Director	November 20, 2012
Richard A. Payne

/s/ Jeff Reichard	Director	November 20, 2012
Jeff Reichard

EXHIBIT INDEX

Exhibit
Number                      Description

4.1
ZBB Energy Corporation 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders filed on September 24, 2010, which is incorporated herein by reference)

4.2
Amendment No. 1 to ZBB Energy Corporation 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders filed on September 25, 2012, which is incorporated herein by reference)

4.3
2010 Omnibus Long-Term Incentive Plan Form Stock Option Award Agreement (previously filed as Exhibit 4.2 to the Registration Statement on Form S-8 filed on January 31, 2011, which is incorporated herein by reference)

4.4
2010 Omnibus Long-Term Incentive Plan Form Restricted Stock Unit Award Agreement (previously filed as Exhibit 4.2 to the Registration Statement on Form S-8 filed on January 31, 2011, which is incorporated herein by reference)

5	Opinion of Godfrey & Kahn, S.C., filed herewith

23.1	Consent of Godfrey & Kahn, S.C. (contained in Exhibit 5), filed herewith

23.2	Consent of Baker Tilly Virchow Krause, LLP, filed herewith

24	Power of Attorney (see page 3)